As filed with the Securities and Exchange                                                         Registration No. 333-

Commission on November 9, 2015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Voya Retirement Insurance and Annuity Company

(Exact name of registrant as specified in its charter)

Connecticut

(State or jurisdiction of incorporation or organization)

71-0294708

(I.R.S. Employer Identification Number)

One Orange Way, C2N, Windsor, Connecticut 06095-4774, 1-800-262-3862

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Neil McMurdie, Senior Counsel

Voya Retirement Insurance and Annuity Company

One Orange Way, C2N, Windsor, Connecticut 06095-4774

(860) 580-2824

Approximate date of commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ]
333-200435

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Guaranteed Accumulation Account Interests	*	*	$15,365,130	$1,547.27

*The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

PARTS I AND II

The entire content of the Registration Statement on Form S-3 (File No. 333-200435), as filed with the United States Securities and Exchange Commission (“SEC”) on November 21, 2014, Form 10-K as filed with the SEC on March 27, 2015 and Form 10-Q as filed with the SEC on November 9, 2015 are incorporated herein by reference and made a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town/City of Craig, State of Colorado, on this 9th day of November, 2015.

By:	VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(REGISTRANT)
By:	/s/Charles P. Nelson
Charles P. Nelson President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date

/s/Charles P. Nelson	Director and President	)	November 6, 2015
Charles P. Nelson	(principal executive officer))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 9th day of November, 2015.

By:	VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(REGISTRANT)
By:
Charles P. Nelson President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie, Julie E. Rockmore, Megan A. Huddleston, Justin Smith and Brian H. Buckley, and each of them individually, such person’s true and lawful attorneys and agents with full power to them and each of them to sign in his or her name, and in the capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title		Date

	Director and President	)
Charles P. Nelson	(principal executive officer))
)
/s/Francis G. O’Neill	Senior Vice President and Chief Financial Officer	)	November 6, 2015
Francis G. O’Neill	(principal financial officer))
)
/s/C. Landon Cobb, Jr.	Senior Vice President and Chief Accounting Officer	)	November 6, 2015
C. Landon Cobb, Jr.	(principal accounting officer))
)
/s/Alain M. Karaoglan	Director	)	November 9, 2015
Alain M. Karaoglan		)
)
	Director	)
Rodney O. Martin, Jr.		)
)
/s/Chetlur S. Ragavan	Director	)	November 6, 2015
Chetlur S. Ragavan		)
)
/s/Michael S. Smith	Director	)	November 6, 2015
Michael S. Smith		)
)
/s/Ewout L. Steenbergen	Director	)	November 6, 2015
Ewout L. Steenbergen		)

Francis G. O’Neill

Notary

State of New York

County of New York

On the 6 day of November in the year 2015, before me, the undersigned, personally appeared Francis G. O’Neill, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Ryan R. McParland Notary Public	Ryan R. McParland Notary Public – State of New York Reg. No. 02MC6260186 Qualified in Orange County Commission Expires 4/23/2016

C. Landon Cobb, Jr.

Statement of Witness

On the date written above, the principal declared to me in my presence that this instrument is his general durable power of attorney and that he had willingly signed or directed another to sign for him, and that he executed it as his free and voluntary act for the purposes therein expressed.

_/s/Tia Williams______________                                                  Signature of Witness #1
_Tia Williams________________                                                  Printed or typed name of Witness #1
Voya Financial, 5780 Powers Ferry Rd. NW                                  Address of Witness #1
Atlanta, GA  30327

_/s/Wendy Waterman_________                                                   Signature of Witness #2
_Wendy Waterman___________                                                   Printed or typed name of Witness #2
Voya Financial, 5780 Powers Ferry Road, NW                             Address of Witness #2
Atlanta, GA  30327

Alain M. Karaoglan

Notary

State of New York

County of New York

On the 9 day of November in the year 2015, before me, the undersigned, personally appeared Alain M. Karaoglan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Ryan R. McParland Notary Public	Ryan R. McParland Notary Public – State of New York Reg. No. 02MC6260186 Qualified in Orange County Commission Expires 4/23/2016

Chetlur S. Ragavan

Notary

State of New York

County of New York

On the 6th day of November in the year 2015, before me, the undersigned, personally appeared Chetlur S. Ragavan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Pier Tisdel	Pier Tisdel
Notary Public	Notary Public, State of New York No. 01T16115336 Qualified in Kings County Commission Expires 9/ 7/16

Michael S. Smith

Notary

State of New York

County of New York

On the 6th day of November in the year 2015, before me, the undersigned, personally appeared Michael S. Smith, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Pier Tisdel	Pier Tisdel
Notary Public	Notary Public, State of New York No. 01T16115336 Qualified in Kings County Commission Expires 9/7/16

Ewout L. Steenbergen

Notary

State of New York

County of New York

On the 6 day of November in the year 2015, before me, the undersigned, personally appeared Ewout L. Steenbergen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Ryan R. McParland Notary Public	Ryan R. McParland Notary Public – State of New York Reg. No. 02MC6260186 Qualified in Orange County Commission Expires 4/23/2016

Exhibit Index

Exhibit No.	Exhibit

16(a)(5)	Opinion re: Legality

16(a)(23)(a)	Consent of Independent Registered Public Accounting Firm

16(a)(23)(b)	Consent of Legal Counsel	*

16(a)(24)(a)	Powers of Attorney	**

*Included in Exhibit 16(5) above

**Included on signature page of this Registration